Exhibit 5.2

Osler, Hoskin & Harcourt LLP Box 50, 1 First Canadian Place Toronto, Ontario, Canada M5X 1B8 416.362.2111 MAIN 416.862.6666 FACSIMILE

December 11, 2012	Kashif Zaman Direct Dial: 416.862.6804 kzaman@osler.com Our Matter Number: 1139901

The Bank of Nova Scotia

44 King Street West

8th Floor

Scotia Plaza Toronto, ON M5H 1H1

Dear Sirs/Mesdames:

The Bank of Nova Scotia—Form F-3 Registration Statement

We have acted as Canadian counsel to The Bank of Nova Scotia (the “Bank”) in connection with the registration under the United States Securities Act of 1933 (the “Act”) of U.S.$16,000,000,000 aggregate amount of (i) common shares (the “Common Shares”), (ii) preferred shares (the “Preferred Shares”, and, collectively with the Common Shares, the “Shares”), (iii) senior debt obligations (the “Senior Debt Securities”), to be issued pursuant to an indenture dated January 22, 2010 between the Bank and Computershare Trust Company, N.A., as U.S. Trustee, and Computershare Trust Company of Canada, as Canadian Trustee (the “Senior Debt Indenture”), and (iv) subordinated obligations (the “Subordinated Debt Securities” and, collectively with the Senior Debt Securities, the “Debt Securities”), to be issued pursuant to an indenture to be entered into between the Bank and one or more trustees (the “Subordinated Debt Indenture”).

We have participated, together with Allen & Overy LLP, United States counsel to the Bank, in the preparation of the following:

(i)	the Senior Debt Indenture;

(ii)	the form of Subordinated Debt Indenture;

(iii)	the registration statement of the Bank on Form F-3 dated December 11, 2012 (the “Registration Statement”); and

(iv)	the prospectus of the Bank included in the Registration Statement (the “Prospectus”).

For the purposes of our opinions below, we have examined such statutes, public and corporate records, certificates and other documents, and considered such questions of law, as we have considered relevant and necessary as a basis for the opinions expressed herein. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies or facsimiles. For the purposes of the opinions expressed herein, we have, without independent investigation or verification, assumed that the Senior Debt Indenture has been duly authorized, executed and delivered by, and constitutes a legal, valid and binding obligation of, each party thereto other than the Bank and that the Subordinated Debt Indenture will be duly authorized, executed and delivered by, and will constitute a legal, valid and binding obligation of, each party thereto other than the Bank.

In giving this opinion, we express no opinion as to any laws other than, at the date hereof, the laws of the Province of Ontario and the federal laws of Canada applicable therein.

With respect to the continuing existence of the Bank as a Schedule I bank under the Bank Act (Canada) referred to in paragraph 1 below, we have relied, without independent investigation or verification, exclusively upon a Certificate of Confirmation dated December 6, 2012 issued by the Office of the Superintendent of Financial Institutions.

With respect to the opinions set forth in paragraph 5 below, we have assumed that the trustee under the Subordinated Debt Indenture, or at least one of the trustees under the Subordinated Debt Indenture, if more than one trustee is appointed under the Subordinated Debt Indenture, will be a trust company pursuant to subsection 57(2) of the Trust and Loan Companies Act (Canada) or a body corporate that is incorporated by or under an act of the legislature of a province of Canada and authorized to carry on business as a trustee.

Based and relying upon and subject to the qualifications set forth herein, we are of the opinion that:

1.	The Bank validly exists as a Schedule I bank under the Bank Act (Canada) and has the corporate power to create, issue and sell the Shares and the Debt Securities.

2.	When the creation of the Shares has been duly authorized by the Bank and when the terms of particular Shares and the issuance and sale of such Shares have been duly authorized by all necessary corporate action, and when such Shares have been duly executed and issued and delivered against payment therefor as contemplated in the Registration Statement and the Prospectus and any applicable agreement of purchase and sale, such Shares will be validly issued and fully-paid and non-assessable.

3.

When the creation of the Debt Securities has been duly authorized by the Bank and when the terms of particular Debt Securities and the issuance and sale of such Debt Securities have been duly authorized by all necessary corporate action in conformity with the Senior Debt Indenture or the Subordinated Debt Indenture, as applicable, and when such Debt Securities have been duly executed, authenticated and issued in accordance with the Senior Debt Indenture or the Subordinated Debt Indenture, as applicable, and delivered against payment therefor as contemplated in the Registration Statement and the Prospectus and any applicable agreement of purchase and sale, such Debt Securities will be validly issued.

4.	The Senior Debt Indenture has been duly authorized, executed and, to the extent delivery is a matter governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein, delivered by the Bank, and does, with respect to the provisions thereof governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein, constitute a legal, valid and binding obligation of the Bank enforceable against it in accordance with its terms.

5.	When the Subordinated Debt Indenture has been duly authorized, executed and, to the extent delivery is a matter governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein, delivered by the Bank, such indenture will, with respect to the provisions thereof governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein, constitute a legal, valid and binding obligation of the Bank enforceable against it in accordance with its terms.

The opinions set forth in paragraphs 4 and 5 above as to the enforceability of the Senior Debt Indenture and the Subordinated Debt Indenture are subject to the following qualifications:

(i)	enforceability may be limited by the Canada Deposit Insurance Corporation Act (Canada), the Winding-up and Restructuring Act (Canada) and bankruptcy, insolvency, reorganization, receivership, moratorium, arrangement or winding-up laws or other similar laws affecting the enforcement of creditors’ rights generally;

(ii)	enforceability may be limited by equitable principles, including the principle that equitable remedies such as specific performance and injunction may only be granted in the discretion of a court of competent jurisdiction;

(iii)	pursuant to the Currency Act (Canada) a judgment by a Canadian court must be awarded in Canadian currency and that such judgment may be based on a rate of exchange in existence on a day other than the day of payment; and

(iv)	enforceability will be subject to the limitations contained in the Limitations Act, 2002 (Ontario), and we express no opinion as to whether a court may find any provision of the Senior Debt Indenture or the Subordinated Debt Indenture to be unenforceable as an attempt to vary or exclude a limitation period under that Act.

The opinions expressed herein are provided solely for the benefit of the addressees in connection with the filing of the Registration Statement with the United States Securities and Exchange Commission and are not to be transmitted to any other person, nor are they to be relied upon by any other person or for any other purpose or referred to in any public document or filed with any government agency or other person without our prior express consent. The opinions expressed herein may be relied upon by Allen & Overy LLP for the purposes of its opinion dated the date hereof addressed to the Bank with respect to the subject matter hereof.

We hereby consent to this filing of this opinion as an exhibit to the Registration Statement and to the references to us under the heading “Limitations on Enforcement of U.S. Laws Against the Bank, Our Management and Others” in the Prospectus. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act.

Yours very truly,

/s/ Osler, Hoskin & Harcourt LLP